Exhibit 10.61

RESTRICTED STOCK UNIT AWARD AGREEMENT

INSPIREMD, INC.

1. Award of Restricted Stock Units. Pursuant to this Restricted Stock Unit Award Agreement (this “Agreement”), InspireMD, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (defined below) (collectively, the “Group”),

Marvin Slosman

(the “Grantee”)

has been granted an award for one hundred eighty-two thousand three hundred eighty-one (182,381) Restricted Stock Units (the “Awarded Units”) which may be converted into the number of shares of Common Stock (defined below) of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of this Agreement. The “Date of Grant” of this award is January 2, 2020, and this award is being granted as an inducement material to the Grantee’s entering into employment with the Company in accordance with Section 711(a) of the New York Stock Exchange Market Company Guide. Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value (defined below) of a share of Common Stock at any time.

2. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

a. “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to equity awards granted to residents therein, and any other applicable law, rule or restriction.

b. “Board” means the board of directors of the Company.

c. “Cause” shall have the meaning assigned to it in the Employment Agreement.

d. “Change in Control” means any of the following, except as otherwise provided herein: (i) any consolidation, merger, or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a consolidation, merger, or share exchange of the Company in which the holders of Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who at the date of this Agreement were directors or become directors after the date of this Agreement and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of fifty percent (50%) or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than fifty percent (50%) of the voting power of the Company’s outstanding voting securities on the date of this Agreement; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. Notwithstanding the foregoing provisions of this Section 2(d), if this Agreement is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of this Agreement unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

e. “Code” means the United States Internal Revenue Code of 1986, as amended.

f. “Committee” means the committee appointed or designated by the Board to administer this Agreement.

g. “Common Stock” means the common stock, par value $0.0001 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Agreement.

h. “Employment Agreement” means that certain Employment Agreement, dated as of December 6, 2019, by and between the Company and the Grantee.

i. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

j. “Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (ii) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (iv) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an independent third party, should the Committee elect in its sole discretion to utilize an independent third party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

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k. “Good Reason” shall have the meaning assigned to it in the Employment Agreement.

l. “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

m. “Termination of Service” occurs when a Grantee who is (i) an employee of the Company or any Subsidiary ceases to serve as an employee of the Company and its Subsidiaries, for any reason; (ii) an outside director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a contractor of the Company or a Subsidiary ceases to serve as a contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Grantee who is an employee becomes an outside director or contractor or vice versa. Notwithstanding the foregoing provisions of this Section 2(m), in the event this Agreement is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of this Agreement shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

3. Vesting; Time of Delivery of Shares. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

a. Except as specifically provided in this Agreement, the Awarded Units shall vest as follows:

i. One-third (1/3) of the total Awarded Units (rounded down to the nearest whole unit) shall vest on the first anniversary of the Date of Grant and become Vested RSUs, provided that the Grantee has continuously provided services to the Group as an employee, contractor, or outside director through that date.

ii. An additional one-third (1/3) of the total Awarded Units (rounded down to the nearest whole unit) shall vest on the second anniversary of the Date of Grant and become Vested RSUs, provided that the Grantee has continuously provided services to the Group as an employee, contractor, or outside director through that date.

iii. The remaining Awarded Units shall vest on the third anniversary of the Date of Grant and become Vested RSUs, provided that the Grantee has continuously provided services to the Group as an employee, contractor, or outside director through that date.

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Notwithstanding the foregoing, in the event that (i) a Change in Control occurs, one hundred percent (100%) of the Unvested RSUs shall thereupon immediately become fully vested on the closing date of such Change in Control, provided that the Grantee has continuously provided services to the Group as an employee, contractor, or outside director through such date, or (ii) the Grantee incurs a Termination of Service (x) by the Company without Cause, or (y) by the Grantee for Good Reason, fifty percent (50%) of the Unvested RSUs shall thereupon immediately become fully vested on the date of such Termination of Service.

b. Subject to the other provisions of this Agreement, the Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs and shall deliver to the Grantee (or the Grantee’s personal representative) a number of shares of Common Stock equal to the number of Vested RSUs credited to the Grantee on the date that the first of the following occurs: (i) a Change in Control or (ii) the termination of the Grantee’s employment with the Company for any reason other than by the Company for Cause.

4. Forfeiture of Awarded Units. Except as otherwise provided in Section 3.a above, upon the Grantee’s Termination of Service for any reason, the Grantee shall be deemed to have forfeited all of the Grantee’s Unvested RSUs. Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

5. Who May Receive Converted Awarded Units. During the lifetime of the Grantee, the Common Stock received upon conversion of Awarded Units may only be received by the Grantee or his legal representative. If the Grantee dies prior to the date his Awarded Units are converted into shares of Common Stock as described in Section 3 above, the Common Stock relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Grantee pursuant to the applicable laws of descent and distribution.

6. No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

7. Nonassignability. The Awarded Units are not assignable or transferable by the Grantee except by will or by the laws of descent and distribution.

8. Rights of a Stockholder. The Grantee will have no rights as a stockholder with respect to any shares covered by this Agreement until the issuance of a certificate or certificates to the Grantee or the registration of such shares in the Grantee’s name for the shares of Common Stock. The Awarded Units shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Grantee, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the conversion of the Awarded Units into shares of Common Stock pursuant to this Agreement.

9. Adjustment of Number of Awarded Units and Related Matters.

a. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will adjust the number and class of shares of stock that may be delivered under this Agreement and/or the number, class, and price of shares of stock covered by this Agreement. Notwithstanding anything herein to the contrary, no adjustments shall be made or authorized to the extent that such adjustments would cause this Agreement to violate Section 409A of the Code.

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10. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11. Grantee’s Representations. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that the Company will not be obligated to issue any shares of Common Stock to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Grantee are subject to all Applicable Laws, rules, and regulations.

12. Investment Representation. Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

a. The Common Stock that will be received upon conversion of any Vested RSUs shall be acquired for investment purposes only for the Grantee’s own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b. The Grantee, alone or together with the Grantee’s representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Grantee is capable of evaluating the merits and economic risks of acquiring Common Stock upon the conversion of any Vested RSUs and holding such Common Stock;

c. The Grantee has had access to all of the information with respect to the Common Stock underlying the Awarded Units that the Grantee deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning the Awarded Units and the Common Stock underlying the Awarded Units;

d. The decision of the Grantee to acquire the Common Stock upon conversion of any Vested RSUs for investment has been based solely upon the evaluation made by the Grantee;

e. The Grantee understands that the Common Stock underlying the Awarded Units constitutes “restricted securities” under the Securities Act and has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Grantee’s investment intent as expressed herein. The Grantee further understands that, subject to Section 26 below, the Common Stock underlying the Awarded Units must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available;

f. Except as set forth in Section 26 below, the Grantee acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the Awarded Units and that the certificates evidencing such Common Stock will be imprinted with a legend which prohibits the transfer of such Common Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

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g. The Grantee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

13. Grantee’s Acknowledgments. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under this Agreement.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

15. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or the Group, whether as an employee, contractor, or outside director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Grantee as an employee, contractor or outside director at any time.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement, or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Grantee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

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21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.
4 MENORAT HAMAOR ST.
TEL AVIV L3 6744832
Attn:___________________
Fax:____________________

b.	Notice to the Grantee shall be addressed and delivered as set forth on the signature page.

24. Section 409A; Six Month Delay. Notwithstanding anything herein to the contrary, in the case of a distribution of shares of Common Stock on account of any Termination of Service, other than death, a distribution of the number of such shares, determined after application of the withholding requirements set forth in Section 25 below, on behalf of the Grantee, if the Grantee is a “specified employee” as defined in § 1.409A-1(i) of the Final Regulations under Section 409A of the Code, to the extent otherwise required under Section 409A of the Code, shall not occur until the date which is six (6) months following the date of the Grantee’s Termination of Service (or, if earlier, the date of death of the Grantee).

25. Tax Requirements. The Grantee is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form in connection with this Agreement any federal, state, local, or other taxes required by law to be withheld in connection with this Agreement. The Company, except as provided below, shall withhold the number of shares to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals (but does not exceed) the amount of any federal, state, local, or other taxes required by law to be withheld in connection with this Agreement. However, if the Grantee is a “specified employee” as defined in §1.409A-1(i) of the Final Regulations under Section 409A of the Code who is subject to the six (6) months delay provided for in Section 24 above, the Company shall withhold the number of shares attributable to the employment taxes on the date of the Grantee’s Termination of Service and withhold the number of shares attributable to the income taxes on the date which occurs six (6) months following the date of the Grantee’s Termination of Service (or, if earlier, the date of death of the Grantee).

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The Company shall, prior to the date of conversion, permit the Grantee receiving shares of Common Stock upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Grantee’s income arising with respect to this Agreement. Such payments shall be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment for tax withholding, may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Grantee to the Company of shares of Common Stock that the Grantee has not acquired from the Company within six (6) months prior to the date of conversion, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the conversion of the Awarded Units, which shares so withheld have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment, but in no event is greater than, the maximum permitted tax withholding amount taking into account all applicable taxes; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee.

26. Registration Covenant. The Company covenants and agrees to file a registration statement under the Securities Act on Form S-8, subject to requirements under Applicable Law, with respect to this Agreement and the Awarded Units granted hereunder as soon as administratively practicable following the Date of Grant. Such registration shall be maintained for as long as the Awarded Units may be converted into Common Stock hereunder.

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

INSPIREMD, INC.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer

GRANTEE:

/s/ Marvin Slosman
Signature

Name:	Marvin Slosman
Address:	XXX